FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the Distribution Agreement dated as of September 30, 2021 (the “Agreement”), by and between Six Circles Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor”), is entered into as of May 1, 2026 (the “Effective Date”).

WHEREAS, the Trust and the Distributor (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, pursuant to Section 16 of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIX CIRCLES TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	Name: Tricia Larkin		Name: Teresa Cowan
	Title: Treasurer		Title: President

EXHIBIT A

As of May 1, 2026

Fund Names

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Intermediate Duration Fund (formerly Six Circles Tax Aware Ultra Short Duration Fund)

Six Circles U.S. Unconstrained Equity Fund

Six Circles International Unconstrained Equity Fund

Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Six Circles Managed Equity Portfolio International Unconstrained Fund

Six Circles Global Bond Fund

Six Circles Tax Aware Bond Fund

Six Circles Credit Opportunities Fund

Six Circles Multi-Strategy Fund